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                                                                    Exhibit 99.5

                   [Small Business Administration letterhead]

                       U.S. Small Business Administration
                         South Florida District Office
                    100 South Biscayne Boulevard, 7th Floor
                              Miami, FL 33131-2011
                              Tel: (305) 536-5521



August 20, 1999


Dr. Ramendra P. Singh
Dynacs Engineering Co., Inc.
28870 US Highway 19 N
Suite 405
Clearwater, FL 34621-2592


Dear Dr. Singh:

Please find attached the letter from Jose Gutierrez, Associate Administrator [8(a) Business Development] dated August 3, 1999. The letter communicates the SBA Administrator Aida Alvarez's decision to grant a waiver of the "termination for convenience" clause in the contracts that Dynacs is currently performing that were granted under the SBA's 8(a) Program.

This waiver is granted pursuant to the regulations contained in the C.P.R. Title 13 Section 125.515, and will allow Dynacs to continue performing on these contracts subsequent to its planned IPO.

Sincerely,


/s/


Jack Geis
Assistant District Director
for 8(a) Business Development
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                   [Small Business Administration letterhead]
                       U.S. SMALL BUSINESS ADMINISTRATION
                                WASHINGTON, D.C.



TO:            Gary L. Cook
               District Director
               SBA South Florida District Office

FROM:          Jose Gutierrez
               Associate Administrator for
               Minority Enterprise Development

SUBJECT:       Request for Waiver of the Termination of Convenience - Dynacs
_______________________________________________________________________________


The Administrator approves your recommendation for approval of the termination of convenience waiver and believes that sufficient program and legal justification has been presented to grant the waiver for Dynacs Engineering Co., Inc. (Dynacs), a former 8(a) program participant.

Your immediate attention to this matter is appreciated. Please contact Dr. Ramendra P. Singh, President of Dynacs and the procuring official of SBA's decision in this matter.

cc:       Jack Geis
          ADD/MED
          SBA South Florida District Office